[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

Exhibit 10.14

KOLMAR AMERICAS, INC. AND ELEVANCE NATCHEZ, INC.

PRODUCT CONVERSION AGREEMENT

This KOLMAR AMERICAS, INC. AND ELEVANCE NATCHEZ, INC. PRODUCT CONVERSION AGREEMENT (the “Agreement”), made and entered into effective as of the date the last signature is affixed to this document (“the Effective Date”) is between KOLMAR Americas, Inc., whose business address is 10 Middle Street, PH; Bridgeport, Connecticut 06604 (“KOLMAR”) and Elevance Natchez, Inc., whose business address is 151 L.E. Barry Road; Natchez, Mississippi 39120 (“ELEVANCE”), and who is a wholly owned subsidiary of Elevance Renewable Sciences, Inc., whose business address is 175 E. Crossroads Parkway, Suite F Bolingbrook, Illinois 60440. Hereinafter, KOLMAR and ELEVANCE are sometimes referred to as each a “Party” or collectively as the “Parties.”

ARTICLE 1

RECITALS

WHEREAS, ELEVANCE is in the business of manufacturing and selling oleochemicals and biodiesel products and other related products in the United States of America; and,

WHEREAS, KOLMAR is in the business of buying, selling, trading, and marketing petrochemical, fuel products, biodiesel, and other related products in North America, and,

WHEREAS, ELEVANCE desires to enter into an agreement with KOLMAR for the purpose of converting feedstock to biodiesel, as described in this Agreement; and,

WHEREAS, KOLMAR desires to enter into an agreement with ELEVANCE for the purpose of converting feedstock to biodiesel, as described in this Agreement.

NOW THEREFORE, in consideration of the recitals above and based on the mutual terms, covenants, and conditions set forth in this Agreement, the Parties agree to the following:

ARTICLE 2

TERM

2.1	Term. The term of this Agreement shall be [***]. KOLMAR shall have the right, to complete final Product (as defined herein) delivery [***].

ARTICLE 3

FEEDSTOCK, FEEDSTOCK DELIVERY, QUALITY, AND QUANTITY

3.1	Feedstock and Feedstock Quality. Feedstock delivered by KOLMAR to ELEVANCE under this Agreement shall be:

(a)	Crude Degummed Soybean Oil, in compliance with the National Oilseed Processors Association’s Trading Rules (2011 Edition), RULE 103—DEFINITIONS OF GRADES AND QUALITY OF SOYBEAN OIL USED FOR SPECIFIC PURPOSES; Section 3a, DEFINITIONS OF GRADE AND QUALITY OF EXPORT OILS; Crude Degummed Soybean Oil;

(b)	Refined Soybean Oil, in compliance with the National Oilseed Processors Association’s Trading Rules (2011 Edition), RULE 103—DEFINITIONS OF GRADES AND QUALITY OF SOYBEAN OIL USED FOR SPECIFIC PURPOSES; Section 3b, DEFINITIONS OF GRADE AND QUALITY OF EXPORT OILS; Refined Soybean Oil;

(c)	Crude, Super Degummed Canola Oil, in compliance with the Canadian Oilseed Processor’s Association (“COPA”) Type 1 specification, with this option being an election by mutual agreement only; or,

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(d)	Refined Canola Oil, with this option being an election by mutual agreement only. The specifications for such Refined Canola Oil shall be mutually determined.

3.1.1	Feedstock delivered by KOLMAR to ELEVANCE in accordance with this provision and meeting the above specifications is hereinafter referred to as the “Supplied Product”. KOLMAR shall provide to ELEVANCE with all deliveries of Supplied Product a certificate of analysis with respect to the delivered Supplied Product.

3.2	Feedstock Sourcing. [***]

3.3	Feedstock Delivery. KOLMAR shall deliver the Supplied Product to ELEVANCE’s plant located in Natchez, Mississippi (the “Plant”). The quantity of Supplied Product delivered to the Plant shall be evidenced by barge receipts and, or Bills of Lading from rail cars and, or tank trucks delivering Supplied Product to the Plant.

3.4	Feedstock Quantity. Subject to Article 9, KOLMAR shall deliver to the Plant, up to [***]. KOLMAR’s obligation to deliver up to [***] of Supplied Product to the Plant each month is hereinafter referred to as “KOLMAR’s Monthly Quantity Obligation”. KOLMAR’s obligation to deliver [***] of Supplied Product to the Plant throughout the Term is hereinafter referred to as “KOLMAR’s Term Quantity Obligation”. KOLMAR may vary the quantity of Supplied Product delivered to the Plant each month with such deliveries and with KOLMAR’s Monthly Quantity Obligation and KOLMAR’s Term Quantity Obligation being subject to §§ 3.4.1, 10.1, and 10.3. During the first month of this Agreement, KOLMAR shall deliver to ELEVANCE in the month of August, 2011 a quantity of 800,000 gallons of Supplied Product.

3.4.1

KOLMAR shall provide notice to ELEVANCE of the quantity of Supplied Product to be delivered in a given month and estimated dates for the delivery of such quantities by the twentieth (20th) day of the preceding month (“Quantity Nomination”). KOLMAR’s Quantity Nomination may be amended any number of times up to and including seven (7) calendar days prior to the end of each month for conversion of Supplied Product into biodiesel in that same month. In order to meet ELEVANCE’s Monthly Quantity Obligation as defined in § 4.3, ELEVANCE’s targeted conversion rate is 45,500 gallons of Supplied Product per day, as per § 4.1.1. To the extent KOLMAR does not deliver to ELEVANCE sufficient quantities of Supplied Product on dates that would permit ELEVANCE to meet this daily production run rate over the course of an applicable month (with sufficient lead times to structure production runs at necessary conversion rates), any resulting quantity deficit in accordance with Article 9 shall be deemed to be a KOLMAR’s Quantity Deficit and not ELEVANCE’s Quantity Deficit.

3.4.2	Should KOLMAR fail to nominate a Quantity Nomination for a given month by the given date, KOLMAR shall supply [***] of Supplied Product in the subsequent month.

3.4.3	KOLMAR’s nomination for a given month’s Production Requirements shall be provided to ELEVANCE by the twentieth (20th) day of the preceding month.

ARTICLE 4

CONVERSION OF SUPPLIED PRODUCT AND FINISHED PRODUCT QUANTITY AND QUALITY

4.1	Conversion of Supplied Product. ELEVANCE shall, within the confines of its design and operational capability, convert the Supplied Product stored in KOLMAR’s Supplied Product Tanks (with such storage tanks as defined in § 7.1) into KOLMAR’s Finished Product to meet the required Biodiesel Specification. The cost of such conversion shall be ELEVANCE’s financial responsibility.

4.1.1	ELEVANCE shall convert Supplied Product to biodiesel at a targeted production rate of 45,500 gallons of Supplied Product per day, and in minimum quantities of 160,000 gallons. Each production run of 160,000 gallons at a rate of 45,500 gallons per day throughout each month shall hereinafter be referred to as a “Production Campaign”.

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4.1.2	Unless otherwise agreed, ELEVANCE shall initiate each Production Campaign within four (4) calendar days each delivery of KOLMAR’s Supplied Product into KOLMAR’s Supplied Product Tanks, or at times whereby a sufficient quantity of Supplied Product is stored in KOLMAR’s Supplied Product Tanks (with such tanks with such storage tanks as defined in § 7.1) to execute a Production Campaign.

4.1.3	KOLMAR shall have the option to nominate to ELEVANCE the number of Production Campaigns in a given month, based on the quantity of Supplied Product in KOLMAR’s Supplied Product Tanks (with such storage tanks as defined in § 7.1), and ELEVANCE shall upon KOLMAR’s such nomination, advise KOLMAR as to the applicability of KOLMAR’s requested number of Production Campaigns. Should ELEVANCE accept KOLMAR’s nomination for a specific number of Production Campaigns to be run in a given month, ELEVANCE shall produce KOLMAR’s Finished Product during such Production Campaigns in accordance with the terms of this Agreement.

4.1.4	KOLMAR’s nomination of the number of Production Campaigns in a given month may be amended any number of times up to and including seven (7) days prior to the end of each month for conversion of Supplied Product to biodiesel in that same month, subject to § 4.1.3; provided however, that to the extent any change to the Production Requirements results in ELEVANCE not being able to meet its ELEVANCE’s Monthly Quantity Obligation due to inability to convert the Supplied Product on a relatively uniform daily basis (throughout each applicable month) in line with production capacity at the Plant, any resulting quantity deficit in accordance with Article 10 shall be deemed to be a KOLMAR’s Quantity Deficit and not an ELEVANCE’s Quantity Deficit.

4.1.5	ELEVANCE shall not contract to third parties any aspect of the conversion of Supplied Product to biodiesel without the prior written consent of KOLMAR; provided, however, that ELEVANCE shall be permitted to use subcontractors in operation of the Plant without first obtaining KOLMAR’s consent.

4.1.6	ELEVANCE has and shall maintain in good standing at its own expense all necessary licenses, permits, authorizations and approvals, including registration with the U.S. Internal Revenue Service (“IRS”) as a biodiesel producer (with such IRS registration being applied for as of the Effective Date and granted within sixty (60) days thereafter1), required by any and all governmental agencies in connection with the conversion of Supplied Product to KOLMAR’s Finished Product and delivering KOLMAR’s Finished Product plus Renewable Identification Numbers (See § 11 for a description of Renewable Identification Numbers), as specified in this Agreement.

4.2	Finished Product and Finished Product Quality. ELEVANCE shall convert the Supplied Product delivered to the Plant into biodiesel methyl esters. The biodiesel methyl esters produced by ELEVANCE hereunder, shall meet both the latest ASTM D6751 specification and the latest EN 14214 specification, which as of the Effective Date, are as set forth in Exhibit A, and ELEVANCE shall perform testing of the biodiesel methyl esters as per the test method and in frequencies as per Exhibit A.

4.2.1	If either or both the ASTM D6751 and, or the EN14214 specifications are amended during the Term (the “Amendment(s)”), ELEVANCE shall, within seven (7) calendar days of KOLMAR’s notification to ELEVANCE of the publication of any such Amendment(s), notify KOLMAR whether such Amendment(s) can be incorporated into its operations. Also:

[1]	Should ELEVANCE not obtain the IRS Registration by the time KOLMAR is to take its first delivery of KOLMAR’s Finished Product into barges, rail cars, or tank truck, the Parties are to work together to determine the best course of action to enable KOLMAR to have such KOLMAR’s Finished Product qualify for the IRS’s Biodiesel credit. If no solution to this issue is arranged, and as a consequence KOLMAR cannot receive delivery of KOLMAR’s Finished Product into barges, rail cars, or tank trucks, the affected quantity of KOLMAR’s Finished Product shall constitute an ELEVANCE’s Quantity Deficit.

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(a)	Should ELEVANCE be able to accommodate any such Amendment(s), KOLMAR and ELEVANCE shall amend this Agreement accordingly;

(b)	Should ELEVANCE determine it is unable to fully meet any such Amendment(s), ELEVANCE shall notify KOLMAR the extent to which it can comply with the Amendment(s), and propose to KOLMAR the details of a change to the affected specification(s) acceptable to ELEVANCE (“Proposed Specification Change”), along with data and reasoning that supports its findings regarding the Proposed Specification Change. Upon KOLMAR’s receipt of ELEVANCE’s such proposal, data, and rationale, KOLMAR shall advise ELEVANCE within seven (7) calendar days whether ELEVANCE’s Proposed Specification Change is acceptable. Should KOLMAR accept the Proposed Specification Change, KOLMAR and ELEVANCE shall amend this Agreement accordingly. If, on the other hand, KOLMAR rejects the Proposed Specification Change, the Parties shall, effective as of a mutually determined date, terminate this Agreement and release each other from all obligations under this Agreement.

4.2.2	ELEVANCE shall be, and shall remain through the Term, a BQ9000 certified producer.

4.2.3	The finished product produced in accordance with this § 4.2 shall be hereinafter referred to as “KOLMAR’s Finished Product”, or “ELEVANCE’s Finished Product”, depending on which Party’s feedstock is processed.

4.2.4	The quality of KOLMAR’s Finished Product, or ELEVANCE’s Finished Product produced in accordance with this § 4.2 shall hereinafter referred to as the “Biodiesel Specification”.

4.3	Finished Product Quantity. Unless otherwise agreed by the Parties, ELEVANCE shall convert all Supplied Product delivered by KOLMAR to the Plant in a given month into KOLMAR’s Finished Product, with such quantity of Supplied Product to be converted to KOLMAR’s Finished Product not to exceed [***] of Supplied Product into KOLMAR’s Finished Product throughout the Term. ELEVANCE’s obligation to convert all of the Supplied Product delivered by KOLMAR to the Plant in a given month into KOLMAR’s Finished Product Tanks, in a quantity of up to [***] of Supplied Product for the month of [***] and in a quantity of up to [***] of Supplied Product thereafter, is hereinafter referred to as “ELEVANCE’s Monthly Quantity Obligation”. n”.

4.3.1	ELEVANCE’s obligation to convert Supplied Product into KOLMAR’s Finished Product is subject to this § 4.3, and §§ 4.1, 10.1, 10.2, and 10.3.

4.3.2	Subject to KOLMAR’s deliveries of Supplied Product, during any given month, the Parties may agree to convert more than [***] of Supplied Product into KOLMAR’s Finished Product, with the stipulation that such additional quantity of Supplied Product converted to KOLMAR’s Finished Product shall be credited toward ELEVANCE’s Monthly Quantity Obligation for the stipulated month, , KOLMAR’s Monthly Quantity Obligation for the stipulated month, and KOLMAR’s Term Quantity Obligation.

4.3.3	The Parties agree that Supplied Product will be converted to KOLMAR’S Finished Product on a ratable basis to manage operations at the Plant and logistical constraints at the Plant, with a targeted run rate of 45,500 gallons on each day of production (not an average of 45,500 gallons per day when calculated over a month).

ARTICLE 5

PRODUCTION RIGHTS

5.1	KOLMAR’S Rights. Subject to §§ 5.2 and 5.3, during the Term, ELEVANCE shall not convert feedstocks into biodiesel at the Plant for any party other than KOLMAR.

5.2	ELEVANCE’s Rights. ELEVANCE has the right to convert feedstock it purchases (ELEVANCE’s Feedstock”) into finished product (“ELEVANCE’s Finished Product”) subject to § 5.2.1 and to: a) satisfy

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its quantity obligations under § 4.3; b) satisfy the Guaranteed Yield, as per § 6.4, and to fill and maintain ELEVANCE’s Product Tank (as defined herein) to the limit of 5,000 barrels of ELEVANCE’s Feedstock, or of ELEVANCE’s Finished Product per month.

5.2.1	For each month in which KOLMAR does not process at least [***] Supplied Product, ELEVANCE shall have the right to offer for sale up to 5,000 barrels of ELEVANCE’s Finished Product produced from ELEVANCE’s Feedstock into the marketplace in any such month (or any subsequent month) or at the end of the Term. Upon the exercise of this right, KOLMAR shall have the first right to purchase ELEVANCE’s Finished Product, and the last right of refusal to purchase ELEVANCE’s Finished Product.

5.2.2	If ELEVANCE elects to supply to KOLMAR any ELEVANCE’s Finished Product to make up an ELEVANCE’s Quantity Deficit other than in situations in which ELEVANCE uses ELEVANCE’s Finished Product to blend with Off-Spec Product in accordance with § 6.1 or to make up for any Yield Deficiency in accordance with § 6.4(b), then KOLMAR shall (a) pay the Conversion Fee pursuant to § 9.3 with respect to such ELEVANCE’s Finished Product, and (b) replace with Supplied Product the quantity of ELEVANCE’s Feedstock converted to such ELEVANCE’s Finished Product using the conversion calculation set forth in § 9.1(c) or § 9.1(d), as applicable.

5.3	KOLMAR’s USE of ELEVANCE’s Feedstock. Subject to ELEVANCE’s consent, with such consent not to be unreasonably withheld, KOLMAR may instruct ELEVANCE to convert a quantity of ELEVANCE’s Feedstock stored in ELEVANCE’s Feedstock Tank (as defined in § 7.2) into KOLMAR’s Finished Product, in any given month to meet KOLMAR’s Monthly Quantity Obligation or KOLMAR’s Term Quantity Obligation, provided KOLMAR replaces such quantity of ELEVANCE’s Feedstock with the first delivery of Supplied Product delivered after the date ELEVANCE processes ELEVANCE’s Feedstock for KOLMAR’s use.

5.3.1	KOLMAR may take delivery of a quantity of ELEVANCE’s Finished Product stored in ELEVANCE’s Finished Product Tank (with such storage tanks as defined in § 7.2), in any given month to meet KOLMAR’s Monthly Quantity Obligation, provided KOLMAR replaces such quantity of ELEVANCE’s Finished Product with KOLMAR’s Finished produced in the first Production Campaign following the date on which KOLMAR receives delivery of ELEVANCE’s Finished Product.

5.3.2	During the time of KOLMAR’s use of ELEVANCE’s Feedstock or ELEVANCE’s Finished Product, the timing associated with the portion of any ELEVANCE’s Quantity Deficit (as defined herein and as per § 10.1 and 10.2),that is equal to the quantity ofELEVANCE’s Feedstock used by KOLMAR in accordance with § 5.3 shall be suspended until such date as KOLMAR replaces the quantity of ELEVANCE’s Feedstock or ELEVANCE’s Finished Product, respectively, in accordance with § 5.3.1. For the sake of clarity, the following exemplifies how this provision would work: Should KOLMAR take delivery of 2,000 barrels of ELEVANCE’s Finished Product on September 28, 2011 and replenish that quantity of with KOLMAR’s Finished Product on October 3, 2011, and if during the month of September ELEVANCE has under produced its Monthly Quantity Obligation by 2,000 barrels, then ELEVANCE’s obligation to produce the under produced 2,000 barrels shall be extended through October 10, 2011.

ARTICLE 6

OFF-SPEC PRODUCTION AND YIELD

6.1	Off-Spec Product. If ELEVANCE is unable to produce KOLMAR’s Finished Product that meets the required Biodiesel Specification (“Off-Spec Product”), ELEVANCE shall provide written notice to KOLMAR of such condition. KOLMAR shall have the right in its sole discretion to elect to take delivery of Off-Spec Product, in which case such Off-Spec Product shall be delivered “as is” and without warranty

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of any kind. If KOLMAR elects not to take delivery of Off-Spec Product (or fails to provide notice of its election to ELEVANCE within two (2) Business Days of receipt of notice of Off-Spec Product from ELEVANCE), then ELEVANCE shall have the right, at its election and at its cost, to either (i) forgo delivery of the Off-Spec Product, with such quantity of Off-Spec Product being a ELEVANCE Quantity Deficit and with ELEVANCE’s election to forgo delivery of the Off-Spec Product being subject to §§ 10.1 and 10.2, (ii) deliver the required quantity of ELEVANCE’s Finished Product to KOLMAR, provided such ELEVANCE’s Finished Product meets the Biodiesel Specification, or (iii) reprocess the Off-Spec Product as follows:

(a)	ELEVANCE may, at its election, ask KOLMAR to purchase the required quantity of biodiesel or other blend-stocks required to conform the Off-Spec Product to the required Biodiesel Specification. In such an instance, ELEVANCE, at no cost to KOLMAR, shall (i) continue to store the Off-Spec Product in KOLMAR’s Finished Product Tanks (with such storage tanks as defined in § 7.1), and (ii) blend the purchased biodiesel or other blend-stocks with the Off-Spec Product, in order to achieve the required Biodiesel Specification, or

(b)	ELEVANCE may, with KOLMAR’s consent, blend Off-Spec Product with ELEVANCE’s Finished Product stored in ELEVANCE’s Finished Product Tank (with such storage tanks as defined in § 7.2) to conform the Off-Spec Product to the required Biodiesel Specification.

6.1.1	ELEVANCE shall be responsible and held accountable for (a) all out-of-pocket costs incurred by KOLMAR in accordance with § 6.1(a) (after ELEVANCE election to have KOLMAR purchase biodiesel or blend-stocks) to purchase required quantity of biodiesel or other blend-stocks required to conform the Off-spec Product to the required Biodiesel Specification, and (b) all costs incurred by ELEVANCE to blend the Off-Spec Product with purchased biodiesel or other blend-stocks to conform the Off-Spec Product to the required Biodiesel Specification.

6.1.2	Should ELEVANCE successfully conform the Off-Spec Product to the required Biodiesel Specification (“Conformed Product”) or substitute ELEVANCE’s Finished Product in the quantity of any Off-Spec Product within the month, provided ELEVANCE’s Finished Product meets the required Biodiesel Specification, it is obligated to deliver that quantity of Conformed Product to KOLMAR, or within the first seven (7) calendar days of the subsequent month, the quantity of Conformed Product shall be applied against ELEVANCE’s Monthly Quantity Obligation for month in which the Off-Spec Product was produced.

6.1.3	Should ELEVANCE fail to successfully conform a quantity of Off-Spec Product to the required Biodiesel Specification by the end of the subject month or within the first seven (7) calendar days of the subsequent month, that quantity of Off-Spec Product (as reduced by the supply of any ELEVANCE’s Finished Product to substitute for such Off-Spec Product) shall constitute an ELEVANCE Quantity Deficit (as defined in § 10.1) for ELEVANCE. In addition, if by the end of the Term, ELEVANCE has failed to successfully conform and deliver to KOLMAR any quantity of Off-Spec Product to the required Biodiesel Specification, then ELEVANCE shall pay to KOLMAR a sum equal to KOLMAR’s cost of all Supplied Product from which such Off-Spec Product was produced (using the weighted average cost of Supplied Product over the Term).

6.2	Yield. ELEVANCE guarantees a yield of KOLMAR’s Finished Product converted from Supplied Product (the “Guaranteed Yield”) to be no less than a minimum of ninety five percent (95%) for Crude Degummed Soybean Oil and Crude, Super Degummed Canola Oils, and a minimum of ninety eight percent (98%) for Refined Soybean Oil and for Refined Canola Oils. For purposes of the calculating the yield, the Supplied Product gravity is 7.69 pounds per gallon and the Finished Product gravity is 7.35 pounds per gallon.

6.3	Yield Calculation. The “Actual Yield” shall be calculated using the information below, the generation of which is ELEVANCE’s accountability, unless otherwise stipulated in this Agreement.

(a)	The quantity of Supplied Product transferred from KOLMAR’s Supplied Product Tanks to ELEVANCE’s production unit for conversion to KOLMAR’s Finished Product;

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(b)	The quantity of KOLMAR’s Finished Product transferred from ELEVANCE’s production unit into KOLMAR’s Finished Product Tanks; and,

6.3.1	The Actual Yield shall be calculated on a per pound basis after applying the relevant specific gravity to convert gallons measured into pounds, on a monthly basis using the following formula:

[the quantity in pounds of (b) above] divided by [the quantity in pounds of (a) above] multiplied by [100].

6.4	Yield Variances. The aggregate Actual Yield calculated to be higher or lower than the Guaranteed Yield in a given month shall be addressed as follows:

(a)	For any Production Campaign resulting in an Actual Yield that exceeds the Guaranteed Yield, KOLMAR shall pay the Conversion Fee (as defined in § 9.1) for the gallons of KOLMAR’s Finished Product produced during such Production Campaigns that exceed ELEVANCE’s Monthly Quantity Obligation.

(b)	For any Production Campaign resulting in an Actual Yield that is less than the Guaranteed Yield, (the “Yield Deficiency”) ELEVANCE may substitute the required quantity of ELEVANCE’s Finished Product, subject to that product meeting the Biodiesel Specification, for the quantity of KOLMAR’s Finished Product that did not meet the Guaranteed Yield within the given month, or within the first seven (7) calendar days of the subsequent month. If ELEVANCE fails to substitute ELEVANCE’s Finished Product that conforms to the Biodiesel Specification, to make up for the Yield Deficiency, within seven (7) days of the month following the month in which there is a Yield Deficiency, the quantity of the Yield Deficiency shall constitute an ELEVANCE Quantity Deficit (as per §§ 10.1 and 10.2).

(c)	For any Production Campaign that results in a Yield Deficiency, the Quantity Deficit (as per § 10.1) resulting from the Actual Yield shall constitute an ELEVANCE Quantity Deficit, and such ELEVANCE Quantity Deficit shall be subject to §§ 10.1 and 10.2. In addition, if by the end of the Term, ELEVANCE has failed to successfully make-up the quantity of any Yield Deficiency calculated throughout the Term, then ELEVANCE shall pay to KOLMAR a sum equal to KOLMAR’s weighted average cost of all Supplied Product (averaged over the Term), applied to the quantity of the Yield Deficiency.

ARTICLE 7

STORAGE, DELIVERY, AND SECURITY

7.1	KOLMAR’s Storage. KOLMAR shall have the exclusive use of ELEVANCE’s 18,000 barrel feedstock, and one of ELEVANCE’s 5,000 barrel feedstock tanks at the Plant (“KOLMAR’s Supplied Product Tanks”). KOLMAR shall also have the exclusive use of ELEVANCE’s 15,000 barrel finished product tank, and two of ELEVANCE’s 5,000 barrel finished product tanks (“KOLMAR’s Finished Product Tanks”).

7.2	ELEVANCE’s Storage. ELEVANCE shall maintain and have for its use, at least one 5,000 barrel feedstock tank (“ELEVANCE’s Feedstock Tank”) and at least one 5,000 barrel finished product tank (“ELEVANCE’s Finished Product Tank”).

7.3	Product Integrity. Both KOLMAR’s Feedstock Product Tanks and KOLMAR’s Finished Product Tanks shall be maintain at all times, the integrity of the Supplied Product and KOLMAR’s Finished Product, respectively.

7.4	Delivery of Supplied Product. KOLMAR shall deliver the Supplied Product to the Plant by tank truck, rail car, or barge, at KOLMAR’s sole election. All deliveries of Supplied Product shall be DAP (reference Incoterms “DAP”) to the Plant; provided that ELEVANCE shall have no obligations with respect to costs for import clearance, if any, which costs shall be the responsibility of KOLMAR.

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7.5	Discharge of Supplied Product. ELEVANCE shall discharge each delivery of Supplied Product into one of KOLMAR’s Supplied Product Tanks, per KOLMAR’s instructions as to which KOLMAR’s Supplied Product Tanks to use, in accordance with the discharge terms specified in § 16.5 and as follows:

(a)	Supplied Product delivered by tank truck shall be discharged within the same day of each tank truck’s arrival at the Plant into the Supplied Product Tanks. If a tank truck’s arrival at the Plant is delayed by ELEVANCE, the tank truck will be deemed to have arrived when notice of its arrival is dispatched to ELEVANCE.

(b)	Supplied Product delivered by rail car shall be discharged within one (1) calendar days of the date of arrival of each rail car at the Plant. If a rail car’s arrival at the Plant is delayed by ELEVANCE, the rail car will be deemed to have arrived when notice of its arrival is dispatched to ELEVANCE.

(c)	Supplied Product delivered by barge shall be discharged within one (1) calendar days of the date of arrival of each barge at the Plant. If a barge’s arrival at the Plant is delayed by ELEVANCE, the barge will be deemed to have arrived when notice of its arrival is dispatched to ELEVANCE.

7.6	KOLMAR’s Finished Product Tank Delivery. At the conclusion of each Production Campaign, ELEVANCE shall deliver KOLMAR’s Finished Product into one of KOLMAR’s Finished Product Tanks, per KOLMAR’s instructions as to which KOLMAR’s Finished Product Tanks to use.

7.7	Tank Holding Certificate. ELEVANCE shall execute a NOTIFICATION OF BANK SECURITY INTEREST document (the “Tank Holding Certificate”), with such document being incorporated into this Agreement by reference, that grants to designated KOLMAR’s financing bank (the “Bank”), a secured interest (the “Security Interest”) in the Supplied Product and KOLMAR’s Finished Product (collectively “KOLMAR’s Product”) that is stored in the Supplied Product Tanks and KOLMAR’s Finished Product Tanks located at the Plant. By virtue of the above-described security interest, ELEVANCE agrees that it will hold the Supplied Product and KOLMAR’s Finished Product on behalf of the Bank, as a secured party, and further, ELEVANCE:

(a)	Acknowledges the Bank’s security interest in KOLMAR’s Product, and confirms that the Bank, shall not have any personal liability for any warehousing, storage, or other charges;

(b)	Agrees not to release any Supplied Product or KOLMAR’s Finished Product to any party other than KOLMAR (or KOLMAR’s designated shipper) without the prior written assent from the Bank, provided in email or facsimile form;

(c)	Confirms that no third party has advised it that it claims a security interest in the Supplied Product or KOLMAR’s Finished Product;

(d)	Acknowledges that it will not issue negotiable warehouse receipts;

(e)	Agrees not to permit the Supplied Product or KOLMAR’s Finished Product to be subjected to any mortgage, sale, or lien of whatsoever nature to or in favor of any third party;

(f)	Recognizes that at all times whilst in its custody, KOLMAR holds sole title to KOLMAR’s Product; and,

(g)	Acknowledges that any dispute involving these provisions is subject to the laws of the State of New York, and that it submits to the exclusive jurisdiction of the courts situated in the New York, New York.

7.7.1	ELEVANCE also affirms that it shall undertake to keep KOLMAR’s Product safe and securely stored at all times at the Plant, and identified in its records in the name of the Bank. ELEVANCE also affirms that it carries sufficient and appropriate insurance to protect the Bank’s and KOLMAR’s interests under this Holding Certificate. Finally, ELEVANCE shall grant the Bank and or its respect appointed agents, wherever required, access to the Plant to inspect KOLMAR’s Product during normal business hours and on reasonable advance notice, subject to on-site policies at the Plant.

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Kolmar and Elevance and Product Conversion Agreement

ARTICLE 8

DELIVERY OF KOLMAR’S FINISHED PRODUCT, AND TRANSFER OF TITLE AND RISK OF LOSS

8.1	Delivery of KOLMAR’s Finished Product. ELEVANCE shall deliver KOLMAR’s Finished Product stored in KOLMAR’s Finished Product Tanks, or where permitted under this Agreement, ELEVANCE may deliver ELEVANCE’s Finished Product stored in ELEVANCE’s Finished Product Tanks, to KOLMAR FOB the Plant (reference Incoterms “FOB”), delivered into tank trucks, rail cars, or barges, at KOLMAR’s sole election and as per KOLMAR’s instructions.

8.2	Transfer of Title and Risk of Loss. Title to the Supplied Product and KOLMAR’s Finished Product shall remain at all times KOLMAR’s. Risk of loss of, damage to, and all liability connected with the Supplied Product shall transfer to ELEVANCE upon delivery to ELEVANCE’s Plant.

8.2.1	Risk of loss of, damage to, and all liability connected to KOLMAR’s Finished Product delivered into tank trucks, rail cars, or barges, shall be transferred from ELEVANCE to KOLMAR when KOLMAR’s Finished Product passes the incoming flange of the tank truck, rail car, or barge designated by KOLMAR under § 8.1.

8.2.2	Title to, risk of loss of, damage to, and all liability connected to ELEVANCE’s Feedstock and ELEVANCE’s Finished Product shall remain ELEVANCE’s, until such time as ELEVANCE delivers ELEVANCE’s Finished Product to KOLMAR. For such deliveries, title to, risk of loss of, damage to, and all liability connected with ELEVANCE’s Finished Product shall pass to KOLMAR once ELEVANCE’s Finished Product passes the incoming flange of KOLMAR’s tank truck, rail car, and, or barge.

ARTICLE 9

CONVERSION FEE, PAYMENTS, AND SECURITY INTEREST

9.1	Conversion Fee. KOLMAR shall pay to ELEVANCE the sum of [***] for each gallon of Supplied Product converted to KOLMAR’s Finished Product and for each gallon of ELEVANCE’s Feedstock converted to ELEVANCE’s Finished Product that is used to make up any shortfall in the production of KOLMAR’s Finished Product, throughout the Term (the “Conversion Fee”). The Conversion Fee shall be applied to the quantity of Supplied Product converted to KOLMAR’s Finished Product in a given month, and the quantity of ELEVANCE’s Feedstock converted as per above, as follows:

(a)	In the case of Kolmar-supplied Crude Degummed Soybean Oil and/or Crude, Super Degummed Canola Oil, the quantity of KOLMAR’s Supplied Product (in gallons) converted into KOLMAR’s Finished Product shall be calculated as follows:

[the quantity of KOLMAR’s Finished Product (converted from gallons to pounds using 7.35 pounds per gallon (the specific gravity of KOLMAR’s Finished Product)) delivered into KOLMAR’s Finished Product tanks] divided by [0.95] divided by [7.69 pounds per gallon (the gravity of Supplied Product)].

(b)	In the case of Kolmar-supplied Refined Soybean Oil and/or Refined Canola Oil, the quantity of KOLMAR’s Supplied Product converted into KOLMAR’s Finished Product shall be calculated as follows:

[the quantity of KOLMAR’s Finished Product (converted from gallons to pounds using 7.35 pounds per gallon (the specific gravity of KOLMAR’s Finished Product)) delivered into KOLMAR’s Finished Product tanks] divided by [0.98] divided by [7.69 pounds per gallon (the gravity of Supplied Product)].

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(c)	In the case in which ELEVANCE has converted ELEVANCE’s Feedstock to replace or in substitution of Supplied Product that is or was supplied by KOLMAR as Crude Degummed Soybean Oil and/or Crude, Super Degummed Canola Oil to ELEVANCE’s Finished Product that is supplied to KOLMAR for that month, the quantity of ELEVANCE’s Feedstock converted into such ELEVANCE’s Finished Product shall be calculated as follows:

[the quantity ELEVANCE’s Finished Product (converted from gallons to pounds using 7.35 pounds per gallon (the specific gravity of ELEVANCE’s Finished Product)) delivered into KOLMAR’s Finished Product tanks] divided by [0.95] divided by [7.69 pounds per gallon (the gravity of Supplied Product)].

(d)	In the case in which ELEVANCE has converted ELEVANCE’s Feedstock to replace or in substitution of Supplied Product that is or was supplied by KOLMAR as Refined Soybean Oil and/or Refined Canola Oil to ELEVANCE’s Finished Product that is supplied to KOLMAR for that month, the quantity of ELEVANCE’s Feedstock converted into such ELEVANCE’s Finished Product shall be calculated as follows:

[the quantity of ELEVANCE’s Finished Product (converted from gallons to pounds using 7.35 pounds per gallon (the specific gravity of ELEVANCE’s Finished Product)) delivered into KOLMAR’s Finished Product tanks] divided by [0.98] divided by [7.69 pounds per gallon (the gravity of Supplied Product)].

9.2	Invoicing and Payment. Payments made under this Agreement shall be via wire transfer or ACH, in same day funds to an account number at a given bank provided by each Party. Any bank charges incurred by either Party when remitting funds via wire transfer shall be for that Party’s account. In the event either Party disputes any portion of an invoice, that Party shall promptly notify the other Party, in writing, of the disputed amount and the reason the amount is disputed; however, if any portion of an invoice is not disputed, the undisputed portion of the invoice must be paid in accordance with the terms of this paragraph. After receipt of notice of a dispute, the Parties shall promptly meet to resolve the dispute.

9.3	Payment Terms. KOLMAR shall pay ELEVANCE the Conversion Fee for the quantity of Supplied Product converted to KOLMAR’s Finished Product each month and for the quantity of ELEVANCE’s Feedstock converted to ELEVANCE’s Finished Product that is used to make up any quantity shortfall in KOLMAR’s Finished Product in such month (the “Monthly Quantity”), and any additional Conversion Fee due pursuant to § 6.4(a) for such month within three (3) Business Days of the first day of the month following the conversion of the Monthly Quantity by electronic funds transfer, and upon its receipt of the following:

(a)	An invoice in the form of an original document, a facsimile, or an electronic transmission indicating (i) the quantity of KOLMAR’s Supplied Product converted to KOLMAR’s Finished Product produced and delivered as per § 8.1, (ii) the quantity of ELEVANCE’s Feedstocks converted to ELEVANCE’s Finished Product delivered to KOLMAR to make-up any ELEVANCE’s Quantity Deficit (as defined in §§ 10.1 and 10.1 , if any, and (iii) any additional Conversion Fee due pursuant to § 6.4(a) for such month;

(b)	A certificate of quality generated by ELEVANCE’s laboratory or by an outside laboratory mutually agreed upon by the Parties (provided that Intertek in Deer Park, Texas is hereby approved), unless otherwise stipulated in this Agreement, for KOLMAR’s Finished Product produced and transferred into KOLMAR’s Finished Product Tanks in the given month;

(c)	A certificate of quantity that:

(i)	Confirms the quantity of Supplied Product received by ELEVANCE in the given month;

(ii)	Confirms the quantity of KOLMAR’s Finished Product delivered to KOLMAR’s Finished Product Tanks in the given month;

(iii)	Confirms the aggregate Bills of Lading weights associated with any and all rail car and tank truck deliveries of Supplied Product in the given month; and,

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(iv)	Confirms the certificates of quantity associated with any and all barge deliveries Supplied Product in the given month; and,

A document indicating the quantity of Supplied Product stored in KOLMAR’s Supplied Product Tanks and the quantity of KOLMAR’s Finished Product stored in KOLMAR’s Finished Product Tanks on the last day of the given month;

(d)	A calculation of the Actual Yield from the conversion of Supplied Product into KOLMAR’s Finished Product;

(e)	A Product Transfer Document, which shall be generated in accordance with the U.S. Environmental Protection Agency’s National Renewable Fuel Standard Program, and which shall serve to transfer title to the RINs generated under this Agreement (the “PTD”).

(f)	A Certificate of Biodiesel from the U.S. Internal Revenue Service (subject to § 4.1.6); and

(g)	An executed Tank Holding Certificate, as approved by KOLMAR’s financing bank for KOLMAR’s Finished Product or other security interest document as required by KOLMAR’s financing bank for securing KOLMAR’s Finished Product (to the extent not previously provided).

9.3.1	Notwithstanding the foregoing, if there is any Quantity Deficit (as defined in § 10.1) in a given month, ELEVANCE may, at its election, (i) submit an invoice in accordance with the timeframe specified above, in which case ELEVANCE may resubmit or supplement the foregoing information after the seven (7) day grace period following the conclusion of the month in which the applicable Quantity Deficit arose and issue a supplemental invoice to cover the processing of additional Supplied Product or ELEVANCE’s Feedstock or the supply by ELEVANCE to KOLMAR of any ELEVANCE’s Finished Product to meet any Quantity Deficit or a portion thereof, or (ii) delay in providing the invoice and required documentation until after the conclusion of the seven (7) day grace period to account for the processing of additional Supplied Product or ELEVANCE’s Feedstock or the supply by ELEVANCE to KOLMAR of any ELEVANCE’s Finished Product to meet any Quantity Deficit or a portion thereof.

9.4	Security Interest. ELEVANCE will use its best efforts to assist KOLMAR in coordinating the issuance of Tank Holding Certificates, insurance documents, and, or other security instruments to enable KOLMAR to fix its security interest rights in any and all Supplied Product and any and all of KOLMAR’s Finished Product in ELEVANCE’s custody at any time throughout the Term. The mechanism(s) by which such financial security provisions are set forth in § 7.7.

ARTICLE 10

QUANTITY DEFICITS AND MAKE-UP TIMING

10.1	Quantity Deficits. Should either Party underperform on its quantity obligation, as per §§ 3.4 and 4.3 in any given month or at the end of the Term, with such underperformance, hereinafter referred to as a “Quantity Deficit” (sometimes a Quantity Deficit is referred to with the Party’s name preceding the words Quantity Deficit. This means that the named Party is accountable for the Quantity Deficit), that Party shall be accountable to the other Party in accordance with the following terms:

(a) [***]

(b) [***]

10.2	ELEVANCE’S Quantity Deficits. Should there be an ELEVANCE’s Quantity Deficit in a given month, ELEVANCE may convert Supplied Product into KOLMAR’s Finished Product during the first seven (7) calendar days of the subsequent month and apply that quantity of Supplied Product converted into KOLMAR’s Finished Product toward its quantity obligation in the preceding month. Should ELEVANCE not convert sufficient Supplied Product into KOLMAR’s Finished Product during the first seven (7)

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calendar days of the subsequent month, the quantity that is not converted shall constitute an ELEVANCE’s Quantity Deficit for the given month. Any actual demurrage costs incurred by KOLMAR as result of ELEVANCE’s exercise of this provision will be paid by ELEVANCE to KOLMAR upon ELEVANCE’s receipt of KOLMAR’s invoice.

10.3	KOLMAR’s Quantity Deficit. Should there be a KOLMAR’s Quantity Deficit in a given month, and should KOLMAR desire to have a quantity of Supplied Product be converted to KOLMAR’s Finished Product in the immediately subsequent month that is sufficient to make-up the applicable KOLMAR’s Quantity Deficit incurred in the previous month, ELEVANCE shall, upon notice from KOLMAR of such interest, increase ELEVANCE’s Quantity Obligation in the subsequent month by [***], or by the amount of the Quantity Deficit caused by KOLMAR, whichever is lower, in order to allow KOLMAR to make-up that Quantity Deficit.

10.3.1	Should KOLMAR fail to elect to make-up the applicable KOLMAR’s Quantity Deficit, as per § 10.3, ELEVANCE has no obligation to convert any additional Supplied Product to KOLMAR’s Finished Product, and the amount of KOLMAR’s Quantity Deficit incurred in the given month shall aggregate through the Term.

10.3.2	Should KOLMAR notify its intent to make-up the applicable KOLMAR’s Quantity Deficit incurred in a given month, it must notify ELEVANCE of this interest within the first seven (7) days of the immediate subsequent month.

ARTICLE 11

RENEWABLE IDENTIFICATION NUMBERS

11.1	Renewable Identification Numbers (“RINS”). If KOLMAR’s Finished Product produced under this Agreement qualifies, then in accordance with applicable laws, ELEVANCE shall generate RINs pursuant to Title 40, Part 80 in general and Part 80.1101 (o) in particular, of the U.S. Code of Federal Regulations U.S. 40 C.F.R., Part 80 (the “CFR”) amended from time to time. ELEVANCE shall supply to KOLMAR such RINs, in units of “gallon-RINs,” as such terms are defined in the CFR’s Subsections 80.1101 or 80.1401, as applicable, at a ratio of 1.5 gallon-RIN per gallon of KOLMAR’s Finished Product produced pursuant to this agreement. ELEVANCE shall transfer such RINs to KOLMAR promptly at the conclusion of each Production Campaign. All RINs must be current to each delivery date biodiesel RINs. KOLMAR represents and warrants that the RFS-2 product will be used to replace or reduce the quantity of fossil fuel present in a transportation fuel, heating oil, or jet fuel. Further, RINs generated shall meet the following criteria as specified in the CFR’s subsection M (the “RFS-2 Regulations”) if KOLMAR’s Finished Product produced under this Agreement meets all of the requirements of applicable law and regulations to qualify for the RINs certification described herein:

(a)	Assignment code: “K” code of “1”;

(b)	Program type: RINs generated under the RFS-2 Regulations;

(c)	RIN category: “D” code of 4; and,

(d)	Vintage: Generated in the calendar year in which KOLMAR’s Finished Product is delivered into tank trucks, rail cars, or barges per the terms of this Agreement.

11.2	If requested by KOLMAR, ELEVANCE will provide to KOLMAR the following documentation within five (5) Business Days after ELEVANCE’s submission of such documentation to the U.S. Environmental Protection Agency (“EPA”):

(a)	ELEVANCE’s RIN generation and, or RIN transaction reports (including any resubmittals);

(b)	EPA report forms RFS-0400 and RFS-0200 (or any subsequent successor), respectively, evidencing the RINs generated pursuant to this agreement, reasonably redacted by ELEVANCE to protect confidential business information; and,

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(c)	Relevant portions of ELEVANCE’s EPA attestation engagement report(s) reasonably redacted by ELEVANCE to protect confidential business information.

11.3	If requested by KOLMAR, ELEVANCE will provide KOLMAR with a copy of its draft RIN transaction report – EPA report form RFS-0200, documenting this transaction, at least ten (10) Business Days prior to the EPA submission deadline. The report may be reasonably redacted by ELEVANCE to protect confidential business information.

11.4	ELEVANCE will issue a PTD for RINs to KOLMAR. ELEVANCE will initiate the transfer of RINs via the EPA moderated transaction system (“EMTS”) within two (2) Business Days of the delivery of KOLMAR’s Finished Product from KOLMAR’s Finished Product Tanks into tank trucks, rail cars, or barges for delivery to KOLMAR’s customer(s). KOLMAR shall subsequently complete the transfer of RINs via EMTS within five (5) Business Days.

11.5	KOLMAR’s Finished Product and RINs sold hereunder shall be transferred in full compliance with all applicable law, as defined herein, including but not limited to the RFS regulations. ELEVANCE and KOLMAR shall maintain appropriate records that demonstrate compliance with applicable law and industry standards. To the extent permitted by applicable law, each Party also shall immediately notify the other Party in writing of any violation or alleged violation with respect to KOLMAR’s Product and RINs sold hereunder and, upon reasonable request, shall provide the other with evidence of inspections or audits by any governmental authority with respect to such product or RINs.

11.6	For the purpose of this ARTICLE 11, “applicable law” means any domestic (U.S.) law, statute, regulation, code, rules, ordinance, license, decision, order, writ, injunction, decision, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, any agreement, concession or arrangement with any governmental authority, any license, permit or compliance requirement applicable to the applicable Party, and any amendments or modifications to the foregoing, whether federal, state, or local. Each Party shall maintain the records required to be maintained by applicable law and shall make such records available to the other Party upon its request, which records may be redacted as necessary to protect confidential and, or proprietary information.

11.7	If ELEVANCE fails to transfer valid RINs to KOLMAR in accordance with this agreement through its fault, and without fault of KOLMAR or as a result of a force majeure event described in § 16.16, then upon written notice from KOLMAR and at KOLMAR’s sole discretion ELEVANCE shall, at its election, for each valid gallon-RIN that ELEVANCE failed to transfer: (a) timely provide gallon-RINs of the same type and vintage year as specified in this agreement; or (b) pay KOLMAR the market price, as reasonably determined by KOLMAR as of the date of KOLMAR’s notice, for gallon-RINs of the same type and vintage year as specified in this Agreement. The remedies provided in this § 11 shall be the exclusive rights and remedies of the Parties under this Agreement, by operation of law or otherwise in connection with ELEVANCE’s failure to transfer valid RINs to KOLMAR.

11.8	The Parties acknowledge and agree that ELEVANCE shall only be responsible for providing to KOLMAR the RINs specified herein if the Supplied Product qualifies for such RINs under applicable laws. KOLMAR shall provide to ELEVANCE such information as reasonably requested by ELEVANCE in order for ELEVANCE to verify that the Supplied Product is eligible for RINs under applicable laws.

ARTICLE 12

QUANTITY AND QUALITY TESTING AND MEASUREMENT

12.1	Quantity Measurement. Should, under the terms of this provision, ELEVANCE and KOLMAR engage the services of an independent inspector (“Inspector”), the Inspector’s fees are to be shared equally between the Parties, unless otherwise stipulated herein. The Inspector shall measure and verify the quantities of Supplied Product delivered to the Plant and KOLMAR’s Finished Product converted from Supplied Product (“Quantity Determinations”) as per § 16.3 and as follows:

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(a)	Supplied Product – On the last day of each month and at the same time each month, ELEVANCE shall measure the quantity of Supplied Product in storage in KOLMAR’s Supplied Product Tanks and deliver a report with the data to KOLMAR. The data in such reports shall constitute the ending inventory of Supplied Product delivered to the Plant each month. The conversion of gallons to pounds shall reflect a measurement at sixty degrees Fahrenheit (60°F), or by default, using the specific gravity of 7.69 pounds per gallon. KOLMAR reserves the right to engage an Inspector on the last day of any given month to verify ELEVANCE’s monthly Quantity Determinations, or the calibration of ELEVANCE measurement devices. KOLMAR will pay the full costs of the Inspector if KOLMAR exercises this right more than two times during the Term.

(b)	KOLMAR’s Finished Product – On the last day of each month and at the same time each month, ELEVANCE shall measure the quantity of KOLMAR’s Finished Product in storage in KOLMAR’s Finished Product Tanks and deliver a report with the data to KOLMAR. The data in such reports shall constitute the beginning and ending inventory of KOLMAR’s Finished Product converted from Supplied Product each month. The conversion of gallons to pounds shall reflect a measurement at sixty degrees Fahrenheit (60°F), or by default, using the specific gravity of 7.35 pounds per gallon. KOLMAR reserves the right to engage an Inspector on the last day of any given month to verify ELEVANCE’s monthly Quantity Determinations, or the calibration of ELEVANCE measurement devices. KOLMAR will pay the full costs of the Inspector if KOLMAR exercises this right more than two times during the Term.

(c)	Deliveries into Barges – The quantity of KOLMAR’s Finished Product delivered into barges shall be measured by the Inspector who will generate a quantity certificate for each delivery and submit it to ELEVANCE and KOLMAR. The quantity of KOLMAR’s Finished Product to be delivered from or into barges shall be determined in accordance with the API and, or ASTM rules, or other applicable standards.

(d)	Deliveries of KOLMAR’s Finished Product into Rail Cars, and Tank Trucks – The quantity of KOLMAR’s Finished Product delivered into rail cars and tank trucks shall be measured by ELEVANCE who will generate a quantity certificate for each delivery and submit it to KOLMAR. The quantity of KOLMAR’s Finished Product to be delivered from or into tank trucks or rail cars shall be made in accordance with the API and, or ASTM rules, or other applicable standards. The quantity to be used for bill of lading (but not invoices, which are based on processed amounts) shall be based on the net gallons loaded into KOLMAR’s tank trucks, rail cars, or barges, as evidenced by certificates of quantity.

12.1.1	The quantity of the Product delivered hereunder shall be corrected for temperature to sixty degrees Fahrenheit (60° F) in accordance with the latest API Standard or ASTM Standard. All measurements and, or tests shall be made in accordance with the latest standards and, or guidelines published by the API or ASTM and in effect relative to meter calibration and accuracy; provided, however, that in the event a governmental agency with jurisdiction requires a certain standard of measurement to be utilized in a given situation, that standard shall be used. All meters used for measurements shall be proven every sixty (60) calendar days throughout the Term. ELEVANCE shall, upon request allow KOLMAR to review and copy relevant meter proving records.

12.2	Inspector’s Quantity Measurements. Quantity measurements of Supplied Product stored in KOLMAR’s Supplied Product Tanks and KOLMAR’s Finished Product stored in KOLMAR’s Finished Product Tanks made by an Inspector shall be final and binding unless there exists negligence, fraud, willful misconduct, or manifest error.

12.3

Quality Determinations. Subject to § 16.2 and the language in this provision, ELEVANCE shall test the quality of the Supplied Product upon discharge into KOLMAR’s Supplied Product Tanks. ELEVANCE shall test the quality of KOLMAR’s Finished Product after the completion of each Production Campaign to determine compliance with the required Biodiesel Specification at its on-site laboratory or by an outside laboratory mutually agreed upon by the Parties (provided that Intertek in Deer Park, Texas is hereby approved) and in accordance with BQ9000 requirements. Any and all costs associated with testing

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performed at a third party facility to ensure compliance with the Biodiesel Specification shall be ELEVANCE’s responsibility.

12.3.1	KOLMAR reserves the right to, from time to time and at is sole expense, engage an Inspector to verify quality determinations of Supplied Product stored in KOLMAR’s Supplied Product Tanks and KOLMAR’s Finished Product stored in KOLMAR’s Finished Product Tanks.

12.3.2	Notwithstanding § 12.3.1, KOLMAR and ELEVANCE shall engage an Inspector to determine the quality of all of KOLMAR’s Finished Product to be delivered into barges.

12.4	Inspector’s Quality Determinations. Quality determinations of KOLMAR’s Supplied Product in KOLMAR’s Supplied Product Tanks and KOLMAR’s Finished Product made by an Inspector shall be final and binding unless there exists negligence, fraud, willful misconduct, or manifest error.

12.5	Challenges to Quantity Measurements and Quality Determinations. In the event that either Party has cause to challenge the quantity or quality of Product delivered to it pursuant to this Agreement, that Party shall promptly, after the date when the alleged non-compliance was discovered, or reasonably should have been discovered, but in no event no later than five (5) calendar days after commencement of discharge or loading, as applicable, give written notice to the other Party specifying the nature of its challenge. The Parties agree to negotiate in respect of any challenge by either Party filed in accordance with this provision.

ARTICLE 13

CUSTODY, INDEMNITY, AND INSURANCE

13.1	Custody and Indemnity. During the period of time that ELEVANCE has possession and custody of either Supplied Product or the KOLMAR’s Finished Product, ELEVANCE agrees:

(a)	To adequately store and keep harmless from any loss or damage, no matter the cause of such loss or damage (except when loss or damage is caused by a breach by KOLMAR of its obligations hereunder), the Supplied Product and KOLMAR’s Finished Product, and

(b)	To keep KOLMAR harmless from and to indemnify KOLMAR to the extent of the value of KOLMAR’s Product, and KOLMAR’s Product under ELEVANCE’s control, in case it incurs any losses due to any loss or damage to KOLMAR’s Product, no matter the cause for such loss or damage (except when loss or damage is caused by a breach by KOLMAR of its obligation hereunder).

13.2	Insurance. ELEVANCE shall maintain insurance as set forth below to adequately protect the value of the Supplied Product and KOLMAR’s Finished Product, at all times while it holds KOLMAR’s Product in its custody.

13.2.1	ELEVANCE shall secure and maintain sufficient insurance to cover all of KOLMAR’s Product in its custody and to maintain and provide liability insurance protection with regard to any loss or damage of KOLMAR’s Product, no matter the cause for such loss or damage (except for loss or damage caused by a breach of KOLMAR) in an amount of not less than fifteen million U.S. dollars (U.S. $15,000,000), with an insurer or insurers reasonably acceptable to KOLMAR and its financing bank or banks and naming KOLMAR and its financing bank or banks as an additional insured party and loss payee as to the KOLMAR’s Product. ELEVANCE shall provide written evidence of such insurance to KOLMAR from time to time upon KOLMAR’s request.

13.2.2	The amount to be insured shall be reviewed regularly and adjusted to be in line with prevailing market conditions as mutually agreed between the Parties (Additional indemnity information is provided in § 16.13).

13.2.3	ELEVANCE shall, at its sole expense, carry and maintain in full force and effect throughout the Term of this Agreement insurance coverages with insurance companies or reinsurers rated not less than A-, IX by A.M. Best, or otherwise reasonably satisfactory to KOLMAR, of the following types and amounts:

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(a)	Employer’s Liability coverage in a minimum amount of U.S. $1million per accident;

(b)	Property and casualty coverage in a minimum amount of U.S. $1 million;

(c)	Comprehensive or commercial general liability coverage including contractual liability and completed operations liability which shall not be less than U.S. $10 million, in the event of bodily injury and, or property damage. The insurance cover will be with a reputable insurer with an S&P rating of A. ELEVANCE shall also have in place insurance which includes coverage for bodily injury, broad form property damage and contractual liability and any liabilities under any environmental laws or for any environmental damages and “sudden and accidental pollution” liability coverages (excluding events that result in acidic deposition), with policy limits no lower than those required by applicable law.

13.2.2	ELEVANCE shall provide KOLMAR with a copy of all the insurance covers in place within thirty (30) calendar days of each renewal and shall give written notice at least thirty (30) calendar days prior to any material change of said insurance. The compensation amount for the goods shall be equivalent to the prevalent market price for loss of or damage to Supplied Product or KOLMAR’s Finished Product at the time of occurrence.12.2.3 ELEVANCE also shall provide renewal certificates within thirty (30) calendar days of expiration of the policy under which coverage is maintained.

13.2.3	ELEVANCE may satisfy the foregoing obligations through insurance coverages obtained by its parent company that meet the foregoing obligations and that cover ELEVANCE.

ARTICLE 14

CONTACTS

14.1	Contacts. The Parties shall send all relevant documents regarding the purchases under this Agreement, and all operational communications for such purchases, to the following individuals:

KOLMAR:
Business Transactions	[***]	Phone:	[***]
	[***]	Fax:	[***]
[***]
[***]
Operations	[***]	Phone:	[***]
	[***]	Fax:	[***]
[***]
[***]
ELEVANCE:
Business Transactions	[***]	Phone:	[***]
	175 E. Crossroads Pkwy	Fax:	[***]
Bolingbrook, IL 60440
[***]
Operations	[***]	Phone:	[***]

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175 E. Crossroads Pkwy	Fax: [***]
Bolingbrook, IL 60440
[***]

ARTICLE 15

DOCUMENTATION

15.1	By the third (3rd) Business Day of each month, ELEVANCE shall supply KOLMAR a document containing the following data for activities that occurred the previous month:

(a)	The quantity of Supplied Product received by ELEVANCE;

(b)	The quantity of Supplied Product stored in the KOLMAR’s Supplied Product Tank;

(b)	The quantity of Supplied Product transferred from KOLMAR’s Supplied Product Tanks to ELEVANCE’s production unit for conversion to KOLMAR’s Finished Product;

(c)	The quantity of KOLMAR’s Finished Product transferred from ELEVANCE’s production unit into KOLMAR’s Finished Product Tanks;

(d)	The quantity of ELEVANCE’s Product produced during a given month;

(e)	The Actual Yield of each Production Campaign of Supplied Product into KOLMAR’s Finished Product;

(f)	The variance between the Actual Yield and Guaranteed Yield for each Production Campaign;

(g)	The quantity of KOLMAR’S Finished Product stored in KOLMAR’S Finished Product Tanks;

(h)	The quantity of ELEVANCE’s Feedstock stored in ELEVANCE’s Feedstock Tanks;

(i)	The quantity of ELEVANCE’s Finished Product stored in ELEVANCE’s Finished Product Tanks;

(j)	The quantity of ELEVANCE’s Finished Product delivered to KOLMAR to meet ELEVANCE’s Monthly Quantity Obligation;

(k)	The quantity of ELEVANCE’s Finished Product sold;

(l)	The tabulation of the Conversions Fee; and,

(m)	The tabulation of any Quantity Deficit caused by KOLMAR or ELEVANCE during the month.

15.1.1	Notwithstanding the foregoing, if there is any Quantity Deficit in a given month, ELEVANCE may, at its election, (i) submit the foregoing data in accordance with the timeframe specified above, in which case ELEVANCE may resubmit or supplement the foregoing data after the seven (7) day grace period following the conclusion of the month in which the applicable Quantity Deficit arose to address the processing of additional Supplied Product or ELEVANCE’s Feedstock or the supply by ELEVANCE to KOLMAR of any ELEVANCE’s Finished Product to meet any Quantity Deficit or a portion thereof, or (ii) delay in providing the required data set forth above until after the conclusion of the seven (7) day grace period to account for the processing of additional Supplied Product or ELEVANCE’s Feedstock or the supply by ELEVANCE to KOLMAR of any ELEVANCE’s Finished Product to meet any Quantity Deficit or a portion thereof, in which case the foregoing data shall be due three (3) Business Days after the conclusion of such seven (7) day grace period.

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ARTICLE 16

ADDITIONAL TERMS AND CONDITIONS

16.1	Definitions and Interpretations. Terms used in this Agreement with initial capital letters and not otherwise defined herein shall have the following definitions:

“API” means the American Petroleum Institute.

“ASTM” means the American Society for Testing Materials.

“API Standard” and “ASTM Standard” mean the API (American Petroleum Institute) and ASTM (ASTM International, formerly known as the American Society for Testing and Materials) standard references in effect as of the date of the Effective Date. If such standards are revised or modified during the timing for completing the transaction, the revised or modified standards shall apply only after such revisions or modifications have been evaluated and accepted by the Parties.

“EN 14214” means the European Standard that describes the requirements and test methods for FAME (fatty acid methylester).

“Incoterms” means Incoterms 2010 of the International Chamber of Commerce (“ICC”) as published in ICC Publication No. 715E (ISBN: 978-92-842-0080-1), entry into force January 1, 2011.

“DAP” means Delivered at Place as described in Incoterms® (2010 edition).

“FOB” means Free On Board as described in Incoterms® (2010 edition).

“Product” shall mean either the Supplied Product, KOLMAR’s Finished Product, and, or ELEVANCE’s Finished Product.

“Renewable Identification Number or RINs shall mean a unique number generated to represent a volume of renewable fuel pursuant to U.S. Code of Federal Regulations, Section 40, Subsections Parts 80.1125 and 80.1126.

“Business Day” means a day that is not a Saturday, Sunday, or U.S. National holiday.

“Parties” mean KOLMAR and ELEVANCE as identified in this Agreement.

16.2	Quality Measurement. The quality of the Product delivered hereunder shall be determined by an appropriate sample taken from the tank, tank truck, tank car, or barge, as applicable. The applicable tests and test methods shall be in accordance with the specifications provided herein. Determinations as to the quantity and quality of the Supplied Product and KOLMAR’s Finished Product made by an Inspector, if different from those determinations made by ELEVANCE shall be conclusive and binding as to the determinations made, provided such determinations were made in the absence of negligence, willful misconduct, fraud, or manifest error, as conclusive and binding.

16.3	Quantity Measurement Methods. Unless otherwise agreed, quantity measurements for bills of lading (but not invoicing) are to be made pursuant to the mode of transit as follows:

16.3.1	Tank Truck. The quantity of Product delivered into or from tank trucks shall be measured using calibrated scales located at or near the delivery point or, if such scales are unavailable, by applicable measuring sticks.

16.3.2	Rail Car. The quantity of Product delivered into or from rail cars shall be measured using calibrated meters located at or near the delivery point or, if such meters are unavailable, by certified calibrated scales, or applicable calibration tables.

16.3.3	Tank to Tank Transfer. The quantity of Product delivered from one tank to a different tank shall be measured using the calibrated shore tank gauges for the applicable shoretank based on the delivery method stipulated herein.

16.3.4

Barge: The quantity of Product delivered into or from barges shall be determined by proven meters, in the immediate vicinity of the delivery location at the designated point of custody and title transfer. If meters are unavailable, not proven, not functioning correctly, or determined by the Inspector to be inaccurate or otherwise not to represent the volume delivered to or from the vessel

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or barge, then the quantity shall be based on static shore tank measurements. If the shore tank(s) is, or are active, or a shore tank, before receipt or after delivery, contains less than one (1) foot of Product, or the Inspector cannot verify the shore tank measurements prior to, or after delivery, or the Inspector determines that the shore tank(s) measurements are inaccurate or otherwise not representative of the volume delivered to or from the vessel or barge, then the quantity shall be determined by the vessel or barge quantities less any OBQ (on-board quantity) or ROBQ (remaining on-board quantity), adjusted for vessel or barge load experience factors, if available. If no vessel or load experience factors are available, the quantity shall be determined by the vessel or barge quantities adjusted for OBQ or ROBQ.

16.4	Use of Quantity and Quality Measurements. The results of quantity and quality measurements, sampling, and testing obtained at discharge or loading, as applicable by an Inspector shall be treated, in the absence of negligence, willful misconduct, fraud, or manifest error, as conclusive and binding as to the quantity and quality of the Product discharged or loaded. If an Inspector is engaged, the fees for the Inspector’s work shall be mutually shared by the Parties. In the event that either Party has cause to challenge the quantity or quality of Product delivered to it pursuant to this Agreement, that Party shall promptly, after the date when the alleged non-compliance was discovered, or reasonably should have been discovered, but in no event no later than five (5) calendar days after commencement of discharge or loading, as applicable, give written notice to the other Party specifying the nature of its challenge. The Parties agree to negotiate in respect of any challenge filed in accordance with this provision.

16.5	Delivery Conditions. The following conditions shall apply to the mode of transit used for delivery:

16.5.1	Tank Truck. Tank truck deliveries to the Plant or to tank trucks for delivery to KOLMAR’s customer(s) shall be made within the delivering facility’s usual business hours and at such times as may be required by the receiving Party, provided that reasonable advance notice of such delivery times has been given by the receiving Party. At the time of giving notice, the receiving Party shall furnish the delivering Party all necessary shipping instructions. Tank truck deliveries will be made pursuant to the delivering Party’s access and carrier loading provisions. Equipment for tank trucks shall be handled with maximum expediency by both Parties and any delay beyond specified allowed laytime for the type of equipment used shall be paid for at the then current rate for such equipment. Costs for delays incurred by the tank truck, including but not limited to detention, shall be borne by the Party causing such delays.

16.5.2	Rail Car. Rail car deliveries to the Plant or to rail cars for delivery to KOLMAR’s customer(s) shall be made within the delivering facility’s usual business hours and at such times as may be required by the receiving Party, provided that reasonable advance notice of such delivery times has been given by the receiving Party. At the time of giving notice, the receiving Party shall furnish the delivering Party all necessary shipping instructions. Rail car deliveries will be made pursuant to the delivering Party’s access and loading provisions. Rail car equipment shall be handled with maximum expediency by both Parties and any unloading delay beyond seven (7) calendar days after constructive placement at the receiving facility shall be paid for at the rate of U.S. $75 per day by the Party causing the delay.

16.5.3	Barge: Unless otherwise stipulated in this Agreement, liability for demurrage incurred by the barge shall be borne in accordance with the applicable agreement regarding barge acceptance. In the absence of an agreement reached at the time of barge nomination, laytime allowed and demurrage shall be as per the applicable Charter Party rate, terms and conditions. In the absence of a Charter Party, for use of reference, the market demurrage rate and laytime allowed for a similar size barge on a similar voyage with a similar cargo will apply. Barge or tow equipment shall be handled with maximum expediency by both Parties and any delay beyond a typically allowed laytime for the type of equipment used shall be paid for at the then current rate for such equipment, or if the equipment is under charter, at the rate provided for in such charter contract.

16.6

Demurrage and Transit Delayed Claims. Demurrage and transit delay claims must be submitted in writing, with supporting documentation of the details of the claims, within sixty (60) calendar days after the completion of discharging or loading, whichever is applicable. IF THE DEMURRAGE OR TRANSIT DELAY CLAIM IS NOT PROVIDED, WITH ALL SUPPORTING DOCUMENTATION, WITHIN THE

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SPECIFIED TIME, THE CLAIM WILL BE DEEMED FOREVER WAIVED AND BARRED. Demurrage and transit delay claims must be accompanied by supporting documentation, including but not limited to an invoice; a laytime and demurrage calculation; the applicable Notice of Readiness; and, copies of all available Timesheets, Port Logs, Statement of Facts, Protest Letters, and Pump Logs, each duly signed and stamped by the relevant parties (provided signatures are obtainable). NO CLAIMS FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY TYPE OR NATURE SHALL BE MADE BY EITHER PARTY RELATING TO DEMURRAGE OR TRANSIT DELAYS.

16.7	Transportation Equipment. Either Party may decline to load, unload, or permit loading or unloading of any equipment which it determines through the engagement of the Inspector, or by a governmental or regulatory authority to be contaminated, not suitable for carrying the Product, not approved by vetting entities of either Party, unsafe, or not in compliance with any governmental health, environmental or safety regulation.

16.8	Material Safety Data Sheets. Each Party represents to the other Party that it has provided or will provide, upon request, all appropriate Material Safety Data Sheets (“MSDS”), labels and updated information for the Supplied Product and KOLMAR’s Finished Product as appropriate, in accordance with the applicable requirements of the Occupational Safety and Health Administration. As the Product may be hazardous, ELEVANCE shall acquire the requisite knowledge for safe handling, processing, storage, transportation, and sale of the Product.

16.9	Tax Liability. Any and all taxes, fees or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which is the transfer of title or the delivery of the Product sold hereunder, or the receipt of payment therefore, regardless of the character, method of calculation or measure of the levy or assessment, shall be paid by the Party upon whom the tax, fee or charge is imposed by law, except that the Parties shall reimburse each other for any and all federal, state, and local excise, gross receipts, import, motor fuel, superfund and spill taxes and all other federal, state, and, or local taxes, other than taxes on income, paid or incurred by the affected Party that directly result from a transaction involving a Product hereunder and, or on the value thereof. Notwithstanding the preceding sentence, any and all tax liability hereunder shall accrue only to the Party where that Party’s Product transaction causes such a tax liability. Furthermore, each Party shall: (a) upon receipt of the other Party’s invoice in accordance with the above, pay or reimburse the invoicing Party for any such taxes, fees, or charges the invoicing Party is required by law to pay, and (b) provide the invoicing Party upon demand, with a valid exemption certificate prior to delivery, that it is licensed to engage in tax free transactions with respect to the Product under all federal, state, and, or local laws which may apply to this Agreement and the Products bought and sold hereunder.

16.10	Audit: At any time, KOLMAR shall, through a duly authorized representative have access to the accounting records and other documents maintained by ELEVANCE which relate to ELEVANCE’s conversion of Supplied Product into KOLMAR’s Finished Product, and the RINs being transferred under this Agreement. KOLMAR shall have the right to audit such records during normal business hours at the location at which they are regularly kept during the Term and for a period of six (6) months after expiration of this Agreement.

16.11	Representations and Warranties. Each Party represents and warrants that:

(a)	It has the legal capacity, authority and power to execute, deliver, and perform the obligations under this Agreement, and,

(b)	Its obligations under this Agreement constitute legal, valid, and binding obligations, enforceable in accordance with their respective terms and conditions (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).

Further:

(a)	KOLMAR represents and warrants that it has good and marketable title in the Supplied Product and that it is not restricted from supplying the Supplied Product to ELEVANCE for conversion hereunder;

(b)	ELEVANCE represents and warrants that the KOLMAR’s Finished Product will conform in all material respects to the Biodiesel Specification;

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(c)	With respect to RINs transferred hereunder:
(i)	KOLMAR warrants that it will use, transfer, or retire the RINs in compliance with the RFS regulations and all other applicable law.

(ii)	ELEVANCE warrants that:

1.	Assuming the Supplied Product complies with all applicable laws and regulations, the RINs were properly generated or are otherwise valid pursuant to the RFS regulations, and ELEVANCE has the right to transfer such RINs pursuant to the RFS regulations;

2.	ELEVANCE has good and marketable title to the RINs, and such RINs are free and clear of any claims, liens, charges, encumbrances, pledges or security interests whatsoever;

3.	The RINs have not been previously transferred by ELEVANCE to any other party, unless reacquired by ELEVANCE prior to their transfer to KOLMAR; and,

4.	ELEVANCE has not taken any action or made an omission that would prohibit or limit KOLMAR’s use of the RINs.

(d)	KOLMAR and ELEVANCE agree that the warranties made under this Agreement shall survive any payments of fees due under this Agreement; and,

(e)	KOLMAR and ELEVANCE agree that EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH ABOVE, THERE ARE NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND THAT ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SUITABILITY ARE DISCLAIMED.

16.12	Limitation of Liabilities. SUBJECT TO THE PROVISION DETAILED IN ARTICLE 9, NEITHER PARTY WILL BE LIABLE FOR DAMAGES ASSOCIATED WITH A BREACH OF THIS CONTRACT THAT THE BREACHING PARTY COULD NOT REASONABLY HAVE FORESEEN ON ENTRY INTO THIS AGREEMENT. NOTWITHSTANDING THE ABOVE, NEITHER PARTY WILL BE LIABLE FOR, SPECIAL, PUNITIVE, EXEMPLARY, OR OTHER INDIRECT DAMAGES, OR LOST PROFITS, LOSS OF BUSINESS OR CUSTOMERS, LOSS OF USE, LOSS OF GOODWILL, REPUTATIONAL HARM, OPPORTUNITY COSTS, INTEREST OR FINANCE CHARGES, OR LOSS OF REVENUE, IN EACH CASE ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM, OR THE TERMINATION OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THE DUTY TO MITIGATE DAMAGES. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN THE EVENT OF ANY ELEVANCE’S QUANTITY DEFICIT HEREUNDER, KOLMAR’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO SUCH QUANTITY DEFICIT SHALL BE RECOVERY OF $0.30 PER GALLON IN ACCORDANCE WITH § 10.1(b) AND RECEIPT OF PAYMENT FOR FEEDSTOCK ASSOCIATED WITH ANY YIELD DEFICIT AT THE END OF THE TERM IN ACCORDANCE WITH § 6.4(c); PROVIDED, HOWEVER, THAT KOLMAR MAY ALSO RECOVER ALL INCIDENTAL COSTS THAT RESULT FROM AN ELEVANCE’S QUANTITY DEFICIT.

16.13

Indemnification. Except as otherwise limited by other provisions herein, each Party agrees to indemnify, defend, and hold harmless the other Party from any and all actions, causes of action, claims, demands, costs, fines, penalties, liabilities, expenses, damages, judicial or administrative proceedings, settlements, losses and expenses, (including reasonable attorney’s(s’) fees and litigation related expenses) arising out of, or in conjunction with, any third party claim: (a) for injury to or death of any person, or for damage to any real, personal, or intellectual property, to the extent arising out of or in connection with the indemnifying Party’s gross negligence or willful misconduct; (b) to the extent arising out of or in connection with the gross negligence or willful misconduct of the indemnifying Party; (c) for any breach of the representations or warranties expressed under this Agreement by the indemnifying Party; or, (d) for any failure of the indemnifying Party to comply with any applicable laws, rules, regulations, ordinances, codes or orders of public authority in connection with its performance hereunder. This indemnification shall survive termination or the conclusion of this Agreement. If the Parties are jointly or concurrently negligent, each Party shall indemnify the other Party only to the extent of its own negligent acts or omissions, or its willful

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misconduct. Each Party agrees to notify the other Party as soon as practicable after receiving notice of any claim that could result in a suit brought against it for which it may seek indemnity under this Agreement and each Party shall provide to the other Party all material details within its knowledge and render all reasonable assistance requested by the other Party for its defense. Each Party shall have the right, but not the duty, to participate, at its own expense, with counsel of its own selection, in the defense and settlement thereof without relieving the other Party of any obligation under this Agreement.

16.14	Breach or Default. If a Party (the “Defaulting Party”) or its surety or guarantor: (a) becomes the subject of bankruptcy or other insolvency proceedings or proceedings for the appointment of a receiver, trustee or similar official; (b) becomes insolvent or bankrupt (however evidenced), or is generally unable to pay its debts as they become due, including any outstanding debts to the other Party to this Agreement; (c) proposes to make or makes a general assignment for the benefit of creditors; (d) is liquidated or proposes to dissolve or is dissolved; (e) transfers a majority of its assets or business to, merges or consolidates with, any other entity where the transferee or successor entity does not assume the obligations of the Defaulting Party under this Agreement, by operation of law or otherwise; (f) fails to make a payment when due or within three (3) calendar days thereafter; or, (g) materially breaches or materially defaults in the performance in any other term of this Agreement (which precludes acts and, or omissions addressed in this Agreement for which a specified remedy is set forth in this Agreement), then an “Event of Default” shall be deemed to have occurred. Should an Event of Default occur, the non defaulting Party may, at its option and in addition to any other remedies herein or available at law or in equity may immediately suspend performance under this Agreement or terminate this Agreement by written notice sent to the Defaulting Party; provided, however, that a Party that has committed an Event of Default under (g) above shall have a fifteen (15) day period to cure such Event of Default after receipt of notice of breach or default by the other (non-defaulting) Party, except in cases in which an express cure period is otherwise set forth in this Agreement (in which case such other cure period shall apply). Termination of this Agreement by either Party shall not affect the confidentiality rights and obligations of the Parties under this Agreement.

16.15	Liquidation and Close-Out. The Parties agree that this Agreement and all transactions pursuant hereto are forward contracts or swap agreements as defined in the U.S. Bankruptcy Code. The Parties further agree:

(a)	That if an Event of Default of the type set forth in (a) through (d) of § 16.14 has occurred, the non-defaulting Party may, by notice to the Defaulting Party, and without limiting any other rights that may be available to the non-defaulting Party under this Agreement or otherwise, (i) immediately withhold or suspend deliveries under this Agreement and all other transactions between the Parties and their affiliates (but the non-Defaulting Party shall still be responsible for making payments of validly invoiced amounts due hereunder), or (ii) terminate, liquidate or close out this Agreement and all other transactions between the Parties and their affiliates, except for such transactions covered by a master energy price swap agreement and transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the non-defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions may be liquidated and terminated as soon thereafter as is reasonably practicable and valued consistent with this Agreement;

(b)	The termination, liquidation, and close-out of this Agreement and all other transactions between the Parties and their affiliates is in addition to any other rights and remedies which the non-defaulting Party and its affiliates may have. A Party’s failure to exercise its rights under this paragraph shall not be construed as a waiver of such rights; and

(c)	In the event of insolvency of ELEVANCE, KOLMAR hereby makes a demand for reclamation of Product delivered to ELEVANCE but not yet paid for by ELEVANCE, in accordance with § 2-702 of the Uniform Commercial Code (“UCC”) and § 546(c)(1) of the U.S. Bankruptcy Code. In the event of insolvency of ELEVANCE, ELEVANCE agrees to promptly return possession to KOLMAR of such Product at ELEVANCE’s expense.
16.16	Force Majeure. Neither Party shall be liable in damages or otherwise, for failure or delay in performance of any obligation under this Agreement, other than an obligation to make a payment or payments, where such non foreseeable failure or delay is caused by any event, occurrence, or circumstance beyond the reasonable control of that Party, including without prejudice to the generality of the foregoing, failure or delay caused

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by or resulting from acts of God, nature, workforce labor strikes or other labor disputes (whether or not KOLMAR or ELEVANCE is a party to such disputes, or would be able to influence or procure the settlement thereof), fires, floods, wars (whether declared or undeclared), riots, destruction of KOLMAR’s Supplied Product prior to delivery at the Plant, delays of carriers as a result of breakdown or adverse weather, perils of the seas, ice or embargoes, accidents, disruptions or breakdowns of production, storage, or other installations of machinery whether by fire, explosion, freezing, breakage, the necessity of making repairs, alterations, enlargements, or connections thereto or otherwise, restrictions imposed by any governmental authority (including allocations, priorities, requisitions quotas and price controls and environmental restrictions), or inability to obtain necessary materials, supplies, or permits.

16.17	Confidentiality. “Confidential Information” means any information or data disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) with respect to the terms and conditions of this Agreement and any data shared by one Party with the other Party pursuant to this Agreement, including any and all documents or instruments shared pursuant to the section herein titled “Additional Instruments”, whereby the Confidential Information, if in tangible form or other media that can be converted to readable form, is clearly marked as proprietary, confidential or private when disclosed, or if oral or visual, is identified as proprietary, confidential, or private when disclosed. Confidential Information may include any and all proprietary information, whether of a technical, business, financial, or other nature. Confidential Information shall not, however, include any information which: (a) was publicly known and made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (b) becomes publicly known and made generally available after disclosure by the Disclosing Party through no action or inaction of the Receiving Party; (c) is already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party; (d) is obtained by the Receiving Party from a third party without a breach of such third party’s obligations of confidentiality; or (e) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, a Receiving Party may disclose Confidential Information to the extent such Receiving Party is required by law to disclose such Confidential Information, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure and reasonable assistance in obtaining an order protecting the information from public disclosure. The Parties shall safeguard each other’s Confidential Information, use it solely for executing the terms and conditions of this Agreement, and not disclose it to any third party without each other’s written consent, unless requested or required by law or governmental proceeding. The foregoing obligations with respect to Confidential Information shall survive the termination or expiration of this Agreement and shall continue in perpetuity, until the applicable information no longer meets the definition of Confidential Information.

16.18	Relationship of the Parties. The Parties are independent entities and nothing contained in this Agreement shall be deemed or construed as creating a relationship of partnership, association, principal and agent, or joint venture by or between the Parties or a relationship of employer-employee between either Party and any employee, agent, or contractor of the other Party. The Parties shall have no right or authority to assume or create any obligation or responsibility on behalf of the other Party or to bind the other Party in any manner whatsoever.

16.19	Sustainability. ELEVANCE warrants that during each Production Campaign KOLMAR’s Finished Product was produced without the use of child labor as defined in ILO Convention No. 38 and without the use of forced labor as defined in ILO Convention No. 29.

16.20	Assignment. Neither this Agreement in its entirety, nor any rights or obligations under this Agreement, may be assigned by either Party, by operation of law or otherwise, without prior written consent of the other Party, with such consent not to be unreasonably withheld, with the exception that (a) KOLMAR may assign this Agreement to its parent, KOLMAR Group AG, or its subsidiary, Kolmar Renewables LLC without consent, (b) ELEVANCE may assign this Agreement to its parent, Elevance Renewable Sciences, Inc. without consent or to a successor in connection with a transfer or sale of all or substantially all of the business of ELEVANCE to which this Agreement relates, whether by merger, sale of stock or equity/ownership interests, sale of assets, or otherwise, and (c) either Party may assign this Agreement and its rights, without consent, as collateral security under any credit facility.

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16.21	Good Faith. Each Party undertakes to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

16.22	Conflicts of Interest. Neither Party shall, directly or indirectly, give to any director, employee or agent of the other Party or its affiliates, customers, subcontractors, or vendors any commission, fee, rebate, gift or entertainment of material cost or value in connection with this Agreement. In addition, neither Party shall or shall permit any of its directors, employees or agents to, directly or indirectly, enter into any business arrangement with any director, employee, or agent of the other Party or any of its affiliates.

16.23	Non Inducement, Partial Invalidity, and Severability. The making, execution, and delivery of this Agreement has not been induced by any representation, statement, warranty, or agreement other than those herein expressed. If any provision of this Agreement is found to be illegal or unenforceable by a competent court or public authority having jurisdiction, that provision shall be modified to the extent necessary to make the provision enforceable and preserve the Parties’ intent, which may include deletion of the provision from this Agreement, if necessary. In instances where a provision is modified or deleted, the remainder of this Agreement shall not be affected and shall continue in full force and effect. Further, each provision of this Agreement that excludes or limits liability is considered reasonable by the Parties and shall be construed separately.

16.24	Anti-Corruption. Each Party represents that it has complied, and agrees it will comply with all applicable laws, regulations, rules, and requirements of the United States of America and any other relevant jurisdiction relating to anti-bribery or anti-money laundering and represents that it has not taken and agrees that it will not take any action which would subject the other to fines or penalties under such laws, regulations, rules or requirements. Each Party represents that it has not, in violation of any of the foregoing, directly or indirectly, paid, offered, given or promised, or authorized the payments of, any monies or other things of value to, that it shall not, in violation thereof, directly or indirectly, pay, offer, give or promise to pay or authorize the payment of, any monies or other things of value to:

(a)	A government official or an officer or employee of a government or any department, agency or instrumentality of any government;

(b)	An officer or employee of a public international organization;

(c)	Any person acting in an official capacity for or on behalf of any government or any department, agency or instrumentality of any government or of any public international organization;

(d)	Any political party or official thereof, or any candidate for political office; or,

(e)	Any other person, individual or entity at the suggestion, request, or direction or for the benefit of any of the above-described persons and entities.

16.22.1	Either Party may terminate this Agreement forthwith upon written notice to the other Party at any time, if the other Party is in breach of this provision.

16.25	Additional Instruments. Each Party shall, upon reasonable request of the other Party, acknowledge, execute, file, and publish any and all documents or instruments that may be reasonably required to give full force and effect to the provisions of this Agreement or to carry out the transaction(s) contemplated hereby, and all such documents or instruments shall be subject to confidentiality requirements as described herein.

16.26	Governing Law and Jurisdiction. The formation, validity, interpretation, performance, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A. (including the New York UCC), but without giving effect to any laws, rules, or principles thereof that would result in the application of the laws of another jurisdiction. Each Party expressly submits to the exclusive jurisdiction of the courts of the State of New York, U.S.A. and the federal courts situated in New York, New York, U.S.A., if such federal courts shall have jurisdiction, and each Party irrevocably and unconditionally agrees that all claims arising out of or related to this Agreement or for recognition or enforcement of any judgment may be brought in such courts. In any litigation or other proceeding arising out of or related to this Agreement, the prevailing Party (that is, the Party for whom a judgment is rendered, a decision is made, or an order is entered in its favor) shall be awarded its reasonable attorney’s(s’) fees and the costs and expenses it incurred to enforce its rights under this Agreement.

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16.27	Compliance with Applicable Laws and Regulations. Each Party, at its own expense and at all times, shall comply with any and all applicable laws, rules, regulations, ordinances and orders of public authority, including, but not limited to, tax and social security laws, applicable worker’s compensation laws, unemployment insurance requirements, immigration laws, employer’s liability requirements, and minimum wage requirements. Further, the Parties recognize that U.S. laws, rules, regulations, and orders of public authority may prohibit delivery of Product to restricted destinations or entities and each Party agrees that it shall not cause or permit Product sold under this Agreement to be delivered to any such destination or entity in violation thereof. The Parties also recognize that U.S. anti-boycott laws, rules, regulations, and orders of public authority may prohibit them from cooperating with, agreeing to, or complying with certain terms or requests, including documentary requests, and each Party agrees to comply therewith.

16.28	Amendments, No Waiver. No change, modification, or addition to any provision of this Agreement shall be binding unless agreed by both Parties. The failure of a Party to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of future strict compliance with such provision or any other provision, term, or condition of this Agreement.

16.29	Equal Opportunity and Affirmative Action. As applicable, the Parties must comply with the following regulations: Equal Opportunity Clause, 41 Code of the U.S. Federal Regulations (“CFR Code”) § 60-1.4(a); Equal Opportunity for Special Disabled Veterans and Veterans of the Vietnam Era, CFR Code 41 § 60-250.5(a); Equal Opportunity for Workers With Disabilities, CFR Code 41 § 60-741.5(a); all other applicable sections of CFR Code 41, Chapter. 60; and all other applicable requirements for contracting with any agency of the U.S. government.

16.30	Commissions and Gifts. No director, officer, employee, or agent of either Party or its direct or indirect parents, subsidiaries, or affiliates shall give or receive any commission, fee, rebate, gift, or entertainment of significant value or cost in connection with this Agreement. Further, neither Party nor its direct or indirect parents, subsidiaries, or affiliates shall make any commission, fee, rebate, gift, or entertainment of significant value or cost to any governmental official or employee in connection with this Agreement.

16.31	Notice. All notices sent by one Party to the other Party shall be sent by email or hard copy letter, with email transmissions being sent to the Parties and addresses provided in § 14.1, and with letters being sent certified mail (return receipt requested) or by overnight delivery service, sent to the address identified in § 14.1. Any applicable notice period shall commence at the date the notice is dispatched.

16.32	Binding Transmission Methods. Facsimiles of documents with original signatures, PDFs of documents with original signatures sent via email transmission, or email transmissions with digital signature(s), shall be as effective as manually signed original documents.

16.33	Rules of Interpretation. The words “including,” “includes” and “include” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The word “or” is not exclusive.

16.34	Headings. The headings used in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement. In interpreting this Agreement, reliance is not to be placed merely on the headings used to introduce the subject matter articulated.

16.35	Entire Agreement. The Agreement sets forth the entire agreement between the Parties as to the subject matter hereof and may not be cancelled or modified except by agreement of both Parties confirmed in writing. All prior agreements between the Parties as to the subject matter hereof are superseded by this Agreement. There are no representations, warranties, understandings, or agreements to the subject matter hereof, other than those expressly set forth in this Agreement, and all proposals, negotiations, and representations relating thereto are merged herein.

16.36

Survival. Any other terms of this Agreement that are expressly contemplated to survive termination or expiration or that by their nature would survive termination or expiration of this Agreement (such as, payment obligations for amounts due and owing that accrued prior to termination or expiration) shall survive termination or expiration of this Agreement. Without limiting the foregoing, the following provisions of this Agreement shall survive termination or completion of performance of this Agreement:

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Kolmar and Elevance and Product Conversion Agreement

Tax Liability; Material Safety Data Sheets; Representations and Warranties; Limitation of Liabilities; Liquidation and Close-Out; Confidentiality; Governing Law and Jurisdiction; Compliance with Applicable Laws and Regulations; Additional Instruments; Binding Transmission Methods; Rules of Interpretation; Notices; and Anti-Corruption.

ARTICLE 17

AUTHORIZATION FOR AGREEMENT

17.1	Authorization for Agreement. The execution and performance of this Agreement have been duly authorized by all necessary laws, resolutions, or corporate action, and this Agreement constitutes the valid and enforceable obligations of KOLMAR and ELEVANCE in accordance with its terms, covenants, and conditions.

IN WITNESS WHEREOF, the Parties hereto, by their signatures below execute this Agreement intending to be bound to all of its terms, covenants, and conditions as of the Effective Date.

Kolmar Americas, Inc.		Elevance Natchez, Inc.

By:		By:

Signature:	/s/ David Astrauckas	Signature:	/s/ Kenneth J. Christy

Name:	David Astrauckas	Name:	Kenneth J. Christy

Title:	Trader	Title:	Platform Leader

Date:	August 8, 2011	Date:	August 8, 2011

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Kolmar and Elevance and Product Conversion Agreement

Exhibit A

Biodiesel Testing and Specifications

The biodiesel methyl esters produced by ELEVANCE shall meet the latest ASTM D6751 and EN 14214 requirements subject to the below noted exceptions, test method, and measured in the units provided.

Section 1.

Per the BQ-9000, ASTM, and EN tests listed below, tests shall be conducted on KOLMAR’s Finished Product and ELEVANCE’s Finished Product produced in each Finished Lot and reported for each finished lot.

Criteria	Method	Units	Limits
Calcium + Magnesium	EN 14538	mg/kg (ppm)	5 max
Flash point (closed cup)	ASTM D-93	C	130 min
Methanol content	EN14110	% mass	0.2 max
Water & Sediment	ASTM D-2709	% vol	0.05 max
Kinematic viscosity @ 40 C	ASTM D-445	cSt (mm2/s)	3.5-5.0
Cloud point	ASTM D-2500	C	1 max
Acid number	ASTM D-664/EN14104	mg KOH/g	0.50 max
Cold soak filterability	ASTM D-6751 annex A1/ASTM D-7501	seconds	200 max*
Free glycerin	ASTM D-6584/EN 14105	% mass	0.02 max
Monoglyceride	ASTM D-6584/EN 14105	% mass	0.400 max*
Total glycerin	ASTM D-6584/EN 14105	% mass	0.240 max
Sulfur content	ASTM D-5453	ppm	10 max
Phosphorus content	ASTM D-4951	% mass/ppm (mg/kg)	0.0004/4 max
Sodium + Potassium	EN 14538	mg/kg (ppm)	5 max
Oxidation stability @110 C	EN 15751/en 15112	hr	6.0 min
Water content	EN ISO 12937/	ppm	350 max*
Specific gravity @ 15.6 C	ASTM D-1298	g/ml	Report
Density @ 15.6 C	Calculated	lb/gal	Report
Visual appearance	ASTM D-4176 Procedure 2	-	2 max
CFPP, C	EN 116	-	-2 max
Total Contamination	EN 12662	mg/kg	24 max

*	This requirement is an exception to either the ASTM 6751 or EN 14214 specificaiton limit - the specification limit is subject to change at KOLMAR’s election, upon any published change in the ASTM 6751 or EN 14214 specification.

Section 2.

Per the BQ-9000, ASTM, and EN tests listed below, tests shall be conducted on KOLMAR’s Finished Product and ELEVANCE’s Finished Product produced for the first three finished lots of the Term and every six months thereafter, with the most recent value reported for each finished lot.

Criteria	Method	Units	Limits
Linolenic	EN 14103	% mass	12 max
Poly unsaturated (>= 4 double bonds) methyl ester	EN 14103	% mass	1 max
Diglycerides	EN 14105	% mass	0.2 max
Triglycerides	EN 14105	% mass	0.2 max
Iodine value	EN 14111		max 135 or feed*
Total ester	EN 14103	% mass	96.5
Sulfated ash	ASTM D-874	% mass	0.02 max
Copper strip corrosion	ASTM D-130	Number	No. 3
Carbon residue	ASTM D-4530	% mass	0.05 max
Distillation temperature	ASTM D-1160	C	360 max

*	This requirement is an exception to either the ASTM 6751 or EN 14214 specification limit - the specification limit is subject to change at KOLMAR’s election, upon any published change in the ASTM 6751 or EN 14214 specificatlon.

Section 3.

Per the BQ-9000, ASTM, and EN tests listed below, tests shall be conducted on KOLMAR’s Finished Product and ELEVANCE’s Finished Product produced for the first finished lot of the Term and every twelve months thereafter, with the most recent value reported for each Finished Lot.

Criteria	Method	Units	Limits
Cetane number	ASTM D-613/EN ISO 5165	Number	47 min*

*	This requirement is an exception to either the ASTM 6751 or EN 14214 specificaiton limit - the specification limit is subject to change at KOLMAR’s election, upon any published change in the ASTM 6751 or EN 14214 specification.

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KOLMAR AND ELEVANCE CONFIDENTIAL. Copyright 2011. All rights are reserved.